Exhibit 1

Transactions in the Shares of the Issuer During the Past Sixty Days

Nature of Transaction	Amount of Securities Purchased/(Sold)	Price per Share ($)	Date of Purchase/Sale

ENGINE CAPITAL, L.P.

Sale of Common Stock	(21,196)	30.0084	04/17/2026
Sale of Common Stock	(24,840)	30.7730	04/20/2026
Sale of Common Stock	(2,430)	32.8027	05/01/2026
Sale of Common Stock	(6,918)	33.6000	05/13/2026
Sale of Common Stock	(24,916)	35.1384	05/14/2026
Sale of Common Stock	(5,649)	34.5276	05/27/2026
Sale of Common Stock	(3,966)	35.0175	05/28/2026
Sale of Common Stock	(719)	35.1635	06/04/2026
Sale of Common Stock	(15,646)	34.6274	06/11/2026
Sale of Common Stock	(25,966)	34.5298	06/12/2026
Sale of Common Stock	(18,100)	34.1040	06/15/2026

ENGINE JET CAPITAL, L.P.

Sale of Common Stock	(1,791)	30.0084	04/17/2026
Sale of Common Stock	(2,099)	30.7730	04/20/2026
Sale of Common Stock	(399)	32.8027	05/01/2026
Sale of Common Stock	(497)	33.6000	05/13/2026
Sale of Common Stock	(2,101)	35.1384	05/14/2026
Sale of Common Stock	(476)	34.5276	05/27/2026
Sale of Common Stock	(334)	35.0175	05/28/2026
Sale of Common Stock	(61)	35.1635	06/04/2026
Sale of Common Stock	(2,033)	34.6274	06/11/2026
Sale of Common Stock	(2,160)	34.5298	06/12/2026
Sale of Common Stock	(1,506)	34.1040	06/15/2026

ENGINE LIFT CAPITAL, LP

Sale of Common Stock	(2,113)	30.0084	04/17/2026
Sale of Common Stock	(2,477)	30.7730	04/20/2026
Sale of Common Stock	(471)	32.8027	05/01/2026
Sale of Common Stock	(2,224)	35.1384	05/14/2026
Sale of Common Stock	(569)	34.5276	05/27/2026
Sale of Common Stock	(400)	35.0175	05/28/2026
Sale of Common Stock	(73)	35.1635	06/04/2026
Sale of Common Stock	(2,176)	34.6274	06/11/2026
Sale of Common Stock	(2,593)	34.5298	06/12/2026
Sale of Common Stock	(1,808)	34.1040	06/15/2026